Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 26, 2017, relating to the financial statements and financial highlights of GMO Benchmark-Free Allocation Series Fund, GMO Emerging Countries Series Fund, GMO Global Asset Allocation Series Fund, GMO Global Equity Allocation Series Fund, GMO International Developed Equity Allocation Series Fund, and GMO International Equity Allocation Series Fund, which appear in the Annual Reports on Form N-CSR for the year ended February 28, 2017. We also consent to the references to us under the headings "Financial Highlights", “Financial Statements”, "Investment Advisory and Other Services—Independent Registered Public Accounting Firm" and "Disclosure of Portfolio Holdings—Ongoing Arrangements to Make Portfolio Holdings Available" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 30, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us in this Registration Statement on Form N-1A of GMO SGM Major Markets Series Fund, GMO Quality Series Fund, GMO Foreign Series Fund, GMO U.S. Equity Allocation Series Fund, GMO Core Plus Bond Series Fund, and GMO Emerging Country Debt Series Fund, under the headings "Investment Advisory and Other Services—Independent Registered Public Accounting Firm" and "Disclosure of Portfolio Holdings—Ongoing Arrangements to Make Portfolio Holdings Available" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 30, 2017